Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 25, 2011, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-173081) and related Prospectus of Remy International, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Indianapolis, Indiana

May 5, 2011